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                                                                  EXHIBIT 5.1

                    [Federal-Mogul Corporation Letterhead]

                                        January __, 1994


Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan  48034

Ladies and Gentlemen:

        This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") for the registration of the sale by Federal-Mogul Corporation (the "Company"), from time to time, of up to $300,000,000 maximum aggregate initial offering price of Debt Securities, Preferred Stock, without par value ("Preferred Stock"), depositary shares representing fractional interests in shares of Preferred Stock ("Depositary Shares"), Common Stock, without par value, including the Preferred Stock Purchase Rights attached thereto ("Common Stock"), warrants to purchase Debt Securities ("Debt Warrants") or other types of warrants to purchase Securities ("Other Warrants" together with the Debt Warrants, the "Warrants"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, and the Warrants are hereinafter referred to collectively as the "Securities". Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

        The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued under, in the case of the senior Debt Securities, an indenture to be between the Company and Continental Bank, National Association, as trustee (the "Senior Debt Indenture"), and in the case of the subordinated Debt Securities, an indenture to be between the Company and Continental Bank, National Association, as trustee (the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are hereinafter referred to collectively as the "Indentures".

        Depositary Shares will be deposited under a Deposit Agreement between the Company and a bank or trust company and evidenced by Depositary Receipts.

        Debt Warrants and Other Warrants will be issued either independently or together with other Securities and will
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be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent.
        I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as I have deemed necessary or advisable for purposes of this opinion.
        Based upon the foregoing, I am of the opinion that, except as limited by (i) in the case of paragraphs 1 and 5, bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) in the case of paragraphs 1 and
5, general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) in the case of paragraph 1, requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgement denominated other than in United States dollars with respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) in the case of paragraphs 1 and 5, governmental authority to limit, delay, or prohibit the making of payments outside the
United States or in foreign currency or composite currency:
         1. When the specific terms of a particular Debt Security (including any Debt Security duly issued upon a conversion for any other Debt Securities, the conversion or the exchange of any Preferred Stock or upon exercise of any Warrants) and its issuance and sale have been duly established in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and such Debt Security has been duly executed and authenticated in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and duly issued and sold as contemplated by the Registration Statement and applicable Prospectus Supplement or upon exchange, conversion or exercise in accordance with the terms of any other Security that has been validly issued, paid for and delivered, such Debt Security will constitute the valid and binding obligation of the Company.
        2.      Upon designation of the preferences and relative,
        participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock (including
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        Preferred Stock duly issued upon conversion of any Debt Securities or the conversion or exhange of any other Preferred Stock or upon exercise of any Warrants) establishing terms for issuance and sale of such Preferred Stock in conformity with the Company's Second Amended and Restated Articles of Incorporation (the "Articles"), and upon proper filing as required by the Michigan Business Corporation Act of a Certificate of Designations relating to such series of Preferred Stock, and when such shares of Preferred Stock are issued and sold as contemplated by the Registration Statement and applicable Prospectus Supplement or upon exchange, conversion or exercise in accordance with the terms of any other Security that has been validly issued, paid for and delivered, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

        3. When the terms of Depositary Shares evidenced by Depositary Receipts are duly established and such Depositary Shares are issued and sold, in each case, in accordance with the terms of the Deposit Agreement against the deposit of validly issued, fully paid and nonassessable shares of Preferred Stock, and when the Depositary
        Shares as evidenced by Depositary Receipts are issued and sold as contemplated by the Registration Statement and applicable Prospectus Supplement, such Depositary Shares will entitle the persons in whose names the Depositary Receipts evidencing such Depositary Shares are registered to the rights specified therein and in the Deposit Agreement.


        4. When the terms of issuance and sale of such Common Stock (including any Common Stock duly issued upon a conversion of any Debt
        Securities or the conversion or exchange of any Preferred Stock, or upon exercise of any Warrants) have been duly established in conformity with the Company's Articles, and when such shares of Common Stock are issued and sold as contemplated by the Registration Statement and applicable Prospectus Supplement or upon exchange, conversion or exercise in accordance with the terms of any other Security that has been validly issued, paid for and delivered, such shares of Common Stock will be validly issued, fully paid and nonassessable.



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         5.  When the specific terms of a particular Warrant have been duly established in conformity with the Warrant Agreement and such Warrant has been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold in the applicable form to be filed as an exhibit to the Registration Statement and as contemplated by the Registration Statement and applicable Prospectus Supplement, such Warrant will constitute the valid and binding obligation of the Company.

         In connection with my opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors, themselves or as so delegated, shall not have modified or rescinded the duly authorized issuance and sale of such Security, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) with respect to paragraph 1, the applicable Indentures shall have been duly authorized, executed and delivered by the Company and the applicable Trustee, (iv) with respect to paragraph 3, the applicable Deposit Agreement relating to the Depositary Shares shall have been duly authorized, executed and delivered by the Company, (v) with respect to paragraph 5, the Warrant Agreement relating to the Warrants to be filed as an exhibit to the Registration Statement shall have been duly authorized, executed and delivered by the Company, and (vi) there will not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and sale of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         I am a member of the Bar of the State of Michigan, and the foregoing opinion is limited to the laws of the State of Michigan, and the federal laws of the United States of America. In rendering my opinions, I have relied as to matters of New York law upon the opinion of Wachtell, Lipton, Rosen & Katz dated as of the date hereof.

         I hereby consent to the use of this opinion as an Exhibit to the Registration Statement of the Company relating
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to the Securities and to the reference to my name in the Prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,